FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Series Number	10
Fund	Fidelity Municipal Income Fund
Trade Date	3/5/08
Settle Date	3/13/08
Security Name	CA ST 5.25% 3/1/38
CUSIP	13063AG65
Price	97.782
Transaction Value	$3,911,280.00 (excludes accrued interest)
Class Size	1,325,060,000
% of Offering	0.30%
Underwriter Purchased From	Siebert Brandford Shank & Co., LLC
Underwriting Members: (1)	Siebert Brandford Shank & Co., LLC
Underwriting Members: (2)	Stone & Youngberg
Underwriting Members: (3)	Wells Fargo International Securities, LLC
Underwriting Members: (4)	EJ De La Rosa & Co. Inc
Underwriting Members: (5)	Cabrera Capital Markets, LLC
Underwriting Members: (6)	Citigroup, Inc.
Underwriting Members: (7)	City National Securities, Inc
Underwriting Members: (8)	DEPFA First Albany Securities LLC
Underwriting Members: (9)	First Southwest Company
Underwriting Members: (10)	Fidelity Capital Markets Services
Underwriting Members: (11)	Bear, Stearns & Co. Inc
Underwriting Members: (12)	Goldman, Sachs & Co.
Underwriting Members: (13)	Great Pacific Securities
Underwriting Members: (14)	Jackson Securities
Underwriting Members: (15)	J.P. Morgan Securities Inc.
Underwriting Members: (16)	Butler Wick & Co. Inc
Underwriting Members: (17)	M.R. Beal & Company
Underwriting Members: (18)	Morgan Keegan & Company, Inc.
Underwriting Members: (19)	Morgan Stanley & Co. Incorporated
Underwriting Members: (20)	Rice Financial Products Company
Underwriting Members: (21)	SL Hare Capital, Inc
Underwriting Members: (22)	Southwest Securities Inc
Underwriting Members: (23)	Toussaint Capital Partners, LLC
Underwriting Members: (24)	Lehman Brothers
Underwriting Members: (25)	Loop Capital Markets, LLC
Underwriting Members: (26)	Merrill Lynch & Co.
Underwriting Members: (27)	Prager,Sealy & Company LLC
Underwriting Members: (28)	RBC Capital Markets
Underwriting Members: (29)	Ramirez & Co. Inc
Underwriting Members: (30)	UBS Securities LLC
Underwriting Members: (31)	Wedbush Morgan Securities
Underwriting Members: (32)	Banc of America Securities LLC